Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Keystone Financial, Inc. on Form S-8 of our report, dated November 15, 2001, incorporated by reference in the Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2001.


/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
May 17, 2002